Exhibit (p)

Partners Group

REALIZING POTENTIAL IN PRIVATE MARKETS

Partners Group Private Equity, LLC

INITIAL SUBSCRIPTION AGREEMENT

Version May 1, 2016

Partners Group Private Equity, LLC
Subscription Agreement

Thank you for your interest in Partners Group Private Equity, LLC.  Below is a checklist of the steps to be completed in connection with this Subscription Agreement.  If you have any questions in relation to the completion of this Subscription Agreement please contact the Fund at 1-877-748-7209.

1. Complete investor information and elections

[ ]	Appendix A, Sections 1-7 – Investor information, subscription & signature (pages A1-A3)

[ ]	Appendix B, Parts I, II & III – Eligibility determination for all Subscribers (pages B1-B2)

2. Compile required documentation

The following documents should be returned to the Fund:

[ ]	Completed Subscription Agreement, including Appendices A & B

[ ]	Trust instrument or other organizational documentation (for Subscribers that are trusts, corporations or other entities only)

[ ]	Authorized signatory list with specimen signatures (for Subscribers that are trusts, corporations or other entities only)

[ ]	Investment management agreement, power of attorney or other proof of signing authority with specimen signatures (if applicable)

3. Transmit completed Subscription Agreement and arrange remittance of investment amount

This completed Subscription Agreement, together with all required information, must be received by the Fund at least five business days prior to the relevant Acceptance Date (generally the last day of each calendar month). In addition, cleared funds must be received at least four business days prior to the Acceptance Date. Please note that the entire amount subscribed for (as specified in Section 5 of Appendix A) must be received by the Fund prior to the specified cut-off date to be eligible for admission to the Fund as of the next Acceptance Date. In the event that cleared funds and/or a properly completed Subscription Agreement are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and Subscription Agreement for processing in the next offering.

[   ]      Send all pages of the Subscription Agreement and associated documentation by mail or fax to:

  UPS, FedEx, DHL etc.:
Attn: Partners Group Shareholder Services
c/o State Street Corporation
1 Heritage Drive
North Quincy, MA 02171

For Post Office (USPS) First Class Mailings:
Attn: Partners Group Shareholder Services
c/o State Street Corporation
Box 5493
Boston, MA 02206

Fax:
(617) 937 3051

[   ]       For all custodial accounts, please send all pages of the Subscription Agreement to the Custodian indicated in Section 3 of Appendix A for forwarding to the Fund

[   ]             Wire cleared funds equal to the amount specified in, Section 5 of Appendix A to:

State Street Bank
ABA # 011000028
DDA # 10711927
Account Name: Partners Group Private Equity TA DDA
FFC: Fund Name/Investor Name

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Partners Group Private Equity, LLC
Subscription Agreement

To:                   Partners Group Private Equity, LLC

1.	The undersigned party or parties specified in Section 1 of Appendix A (collectively, the “Subscriber”) hereby applies to become a member (a “Member”), with the subscription specified in Section 5 of Appendix A, in Partners Group Private Equity, LLC (the “Fund”), on the terms and conditions of the limited liability company agreement of the Fund, as amended and restated from time to time (the “LLC Agreement”), and the confidential private placement memorandum of the Fund, as amended and restated from time to time (the “Memorandum”), a copy each of which the Subscriber has received and read. The Subscriber agrees that the Fund may, in its sole discretion, reject this Subscription Agreement in whole or in part.

For purposes of this Subscription Agreement, the use of the term “the Subscriber” and any other related words in the singular shall include the plural where there is more than one party specified on Appendix A.  Furthermore, each of the statements, declarations, representations and warranties set forth in this Subscription Agreement shall be deemed to be statements, declarations, representations and warranties of each of the parties specified on Appendix A.

2.	The Subscriber agrees that by its execution of this Subscription Agreement, and upon acceptance by the Fund, it shall become a party to the LLC Agreement and hereby expressly agrees to each term of the LLC Agreement.

3.	The Subscriber understands that payment in good funds must be received by the Fund prior to the acceptance date for the applicable offering. In the event that good funds are not received by the Fund prior to a cut-off date for the applicable offering, the Subscriber understands and agrees that the Fund may hold the relevant funds and this Subscription Agreement for processing in the next offering.

4.	The Subscriber confirms that its subscription for units of membership interests in the Fund (“Units”) is made solely on the basis of the LLC Agreement, the Memorandum and this Subscription Agreement and not in reliance on any other information, representations or warranties, whether oral or written, provided by any person including for the avoidance of doubt Partners Group (USA) Inc. (the “Adviser”) or any affiliate thereof or any officer, agent, director, member, partner or employee of any such person. The Subscriber confirms that it understands and has evaluated the risks connected with an investment in the Fund and, in particular, it has carefully reviewed, and understands and accepts, the risk factors detailed in the Memorandum.

5.	The Subscriber hereby declares, represents and warrants that:

(a)	it has the financial ability to bear the economic risk of its investment in the Fund, has adequate means for providing its current needs and possible contingencies and has no need for liquidity with respect to its investment in the Fund;

(b)	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits of investment in the Fund;

(c)	it has been given the opportunity to ask questions and receive answers concerning the business to be conducted by the Fund, the financial condition and capital of the Fund, the terms and conditions of the offering and other matters pertaining to the investment in the Fund and has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of investment in the Fund (to the extent that the Fund possesses such information or can acquire such information without unreasonable effort or expense) and has not been furnished with any other offering literature or prospectus except as mentioned herein;

(d)	it is aware that an investment in the Fund involves substantial risks and has determined that a subscription is a suitable investment for it and that, at this time, it can bear a complete loss of its entire investment therein;

(e)	with regard to the tax, legal, currency and other economic considerations related to this investment, it has only relied on the advice of, and has consulted with, its own professional advisers;

(f)	it understands that under the LLC Agreement, Members cannot withdraw from the Fund and Units cannot be transferred, except as provided in the LLC Agreement. The Subscriber understands that (i) liquidity is generally only available through periodic tender offers by the Fund, (ii) the Fund is under no legal obligation to conduct any such tender offers, and (iii) such tender offers may, under certain circumstances, be made at a discount to the prevailing net asset value of the Units. Consequently, the Subscriber acknowledges and it is aware that it may have to bear the economic risk of investment in the Fund indefinitely;

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Subscription Agreement

(g)	if the Subscriber is a corporation, partnership, trust or other entity, it is duly authorized and qualified to become a Member in the Fund and the individual or individuals signing this Subscription Agreement and giving these declarations, representations and warranties, as the case may be, on the Subscriber’s behalf have been duly authorized by the Subscriber to do so and this Subscription Agreement is, and upon acceptance by the Fund will be, a legal, valid and binding obligation, enforceable against the Subscriber in accordance with its terms;

(h)	it understands that (i) Units are not insured by the Federal Deposit Insurance Corporation or any other government agency, (ii) Units are not deposits or other obligations of, and are not guaranteed by any bank, and (iii) Units are subject to investment risks, including the possible loss of the full amount invested;

(i)	its execution and delivery of this Subscription Agreement, its acquisition of Units, its performance of its obligations under the LLC Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Subscriber, or any material agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, rule or regulation applicable to it or its properties;

(j)	any information that it has heretofore furnished and herewith furnishes to the Fund with respect to its financial position and business experience, is true, correct and complete as of the date of this Subscription Agreement, and if there should be any change in such information prior to its admission to the Fund as a Member, it will immediately furnish in writing such revised or corrected information to the Fund;

(k)	it will acquire Units in the Fund for its own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part; and

(l)	it understands that the offering and sale of Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable State securities laws.

6.	The Subscriber hereby declares, represents and warrants that it has made the appropriate elections on Appendix B and is both an “accredited investor” and a “qualified client” as each is defined in Appendix B.

7.	The Subscriber hereby declares, represents and warrants that (i) it is a U.S. person (as defined in Appendix D) and (ii) it is not a Foreign Financial Institution as defined in the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”).

8.	The Subscriber certifies under penalty of perjury that:

(a)	the taxpayer identification number and/or social security number of the Subscriber and/or of any trustee or custodian, as applicable and as indicated in Appendix A, is correct; and

(b)	it has truthfully completed the certification concerning backup withholding contained in Section 6 of Appendix A.

9.	The Subscriber agrees not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any part of the Units or any interest therein, except in accordance with the terms and provisions of the LLC Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws). In addition, the Subscriber further agrees that (i) it is not currently making (and at the time of its admission as a Member to the Fund will not be making) a market in the Units and will not, at any time after its admission as a Member, make a market in any such Units, and (ii) it will not sell, transfer or otherwise dispose of all or any part of its Units (or any interest therein) on an “established securities market”, a “secondary market”, an “over-the-counter market” or the “substantial equivalent thereof”, in each case within the meaning of section 7704 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Treasury Regulations promulgated thereunder (“Treasury Regulations”).

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Subscription Agreement

10.	This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York with all rights being governed by New York law without regard to any applicable rules relating to conflicts of laws.

11.	The Subscriber acknowledges that the Fund seeks to comply with all applicable laws concerning money laundering and related activities. In connection therewith, the Fund is prohibited from accepting the investment of funds by any persons or entities that are acting, whether directly or indirectly, in contravention of any United States, international or other money laundering regulations or conventions. In connection therewith, the Subscriber hereby declares, represents, warrants and agrees that:

(a)
none of the funds invested at any time by it in the Fund shall be derived from any activity or related to any source that is criminal under United States or international law, and no contribution to the Fund shall result in a violation by the Fund of the U.S. Bank Secrecy Act, the U.S. Money Laundering Control Act of 1986, or the money laundering provisions of the USA PATRIOT Act;

(b)	The Subscriber is not a Politically Exposed Person. A “Politically Exposed Person” is a senior foreign political figure,[1] an immediate family member of a senior foreign political figure[2] or a close associate[3] of a senior foreign political figure; and

(c)	the Subscriber will furnish any additional information that the Fund may request to ensure compliance with all laws applicable to the Fund having to do with money laundering and related activities.

12.	The Subscriber agrees to provide the Fund with such information as the Fund reasonably requests from time to time with respect to the Subscriber’s citizenship, residency, ownership, tax status, business or control so as to permit the Fund to evaluate and comply with any regulatory and tax requirements applicable to the Fund, provided that any confidential information so provided shall be kept confidential by the Fund and shall not be disclosed to any third party (other than the Fund’s service providers in the ordinary course of business) unless required by law or by any court of law or by any regulatory authority.

13.	If at any time during the term of the Fund the Subscriber shall no longer be in compliance with any of the declarations, representations and/or warranties contained in this Subscription Agreement (including the Appendices attached hereto), it shall promptly notify the Fund.

14.	Words and expressions not defined in this Subscription Agreement which are defined in the LLC Agreement shall have the same respective meanings in this Subscription Agreement. Words and expressions defined in this Subscription Agreement shall have the same respective meanings in the Appendices hereto, unless otherwise specifically noted.

PLEASE COMPLETE APPENDICES A & B

[1]	A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a current for former senior official of a major foreign political party, or a current or former senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children, and in-laws.
[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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Partners Group Private Equity, LLC
Appendix A

INVESTOR INFORMATION, SUBSCRIPTION & SIGNATURE

The Fund generally accepts investments only from “U.S. persons” (as defined in Appendix D) that are not exempt from U.S. federal income taxation.1 Any Subscriber that is not a U.S. person should contact the Fund for information on eligibility and requirements for admission to the Fund.  In addition, the Fund will accept Subscribers only in accordance with the USA PATRIOT Act and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained.

1.  Subscriber type (check only one type below)

Individual	JTWROS TIC Other____________	Trust S-Corporation Partnership Other Entity____________
Please fill in Part A	Please fill in Parts A and B	Please fill in Part C

Part A – Owner’s information

Name (first, middle, last)	Social Security Number	Date of Birth

Part B – Joint Owner’s information (if applicable)

Name (first, middle, last)	Social Security Number	Date of Birth

Part C – Entity and Trustee information (if applicable)

Entity Name	Entity Tax ID Number
Trustee Name (if applicable)	Tax ID / Social Security Number	Date of Birth (if applicable)
Trustee Name (if applicable)	Tax ID / Social Security Number	Date of Birth (if applicable)

2.  Primary address (Subscriptions will only be accepted if they contain a valid U.S. street address; no P.O. Box will be accepted)

Street			Phone
City	State	Zip Code	Email Address

Mailing address (If different from above)

Street			Phone
City	State	Zip Code	Email Address

Please indicate preference for delivery of correspondence[4]:	To the Subscriber	[ ] Primary	[ ] Mailing	[ ] E-mail*
	To the Financial Advisor as set forth in Section 4	[ ] Primary		[ ] E-mail*

[   ]            *Consent to electronic delivery of documents and information (you will not receive paper mailings).  Please initial ______

In lieu of receiving documents by mail, I authorize the Fund or the Fund's administrator to send electronically any reports required to be delivered to me as well as any investment or marketing updates.  Investors and/or Financial Advisors will also be given access to an online portal that will contain financial and demographic information. Any investor who elects this option must provide an e-mail address in Section 2 or 4 and ensure that the Subscriber and/or Financial Advisor has a current e-mail address for as long as the Subscriber owns Units.

[1]	Subscribers subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts, and Keogh plans, should invest in the Master Fund through Partners Group Private Equity (Institutional TEI), LLC (the " Institutional TEI Fund"), which has the same investment objective as the Fund. Prospective subscribers can request a copy of the Institutional TEI Fund offering materials by calling the Fund toll free at 1-877-748-7209 or by email to PGPELLC@partnersgroup.com.
2         If no preference is selected, correspondence will be provided by mail to the Subscriber with a copy to the Financial Advisor (if applicable).

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Partners Group Private Equity, LLC
Appendix A

3.  Custodian information (if applicable)

For all custodial accounts, please send all pages of the Subscription Agreement and associated documentation to the Custodian

Name	Tax ID Number	Phone Number
Street	City	State	Zip Code
Custodian Account Number

4.  Broker/dealer or registered investment advisor information*

Information on the Subscriber's broker/dealer or financial advisory firm (if applicable)

Broker/dealer or advisor firm name	Phone Number
Street	City	State	Zip Code

Information on the individual serving as the Subscriber's financial advisor (if applicable)

Firm Name (if applicable)	Advisor Name		Rep Code
Street			Phone
City	State	Zip Code	Email Address

*
Prospective investors are advised, and hereby acknowledge, that Partners Group (USA) Inc. may pay ongoing consideration to intermediaries in connection with the offer and sale of Units and/or ongoing services provided by such parties in connection therewith.

5. Investment instructions

Please indicate the U.S. dollar amount of Units hereby subscribed for and the associated placement fee, if any:

Subscription amount: $	Placement Fee*: $

*Not to exceed 3.5% of the subscription amount. Please note total cost to the Subscriber will be the sum of the subscription amount and any placement fees levied by the financial advisor. No placement fees may be charged without the consent of Foreside Fund Services, LLC.

6. Subscriber’s U.S. tax status

Please confirm the U.S. tax status of the Subscriber, by checking the box below:
[ ] Taxable	Exempt payee code (if any – see Appendix C) Exemption from FATCA reporting code (if any – see Appendix C)	_____________ _____________
Under penalties of perjury, I certify that:
1.   The number shown in Section 1 above is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3.   I am: (a) an individual who is a U.S. citizen or U.S. resident alien, (b) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, (c) an estate (other than a foreign estate), or (d) a domestic trust (as defined in Treasury Regulations section 301.7701-7); and
4.   The FATCA code(s) entered in this Section 6 (if any) indicating that I am exempt from FATCA reporting is correct.

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Partners Group Private Equity, LLC
Appendix A

7. Acknowledgement and Signature

By signing below:

●	The Subscriber certifies that it has received and read the LLC Agreement, the Memorandum and the Subscription Agreement of the Fund and agrees to be bound by the terms and conditions of each. The Subscriber certifies that it has the authority and legal capacity to make this purchase and that it is of legal age in its state of residence.

●	The Subscriber authorizes the Fund and the Fund’s agents to act for its account upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the LLC Agreement and the Memorandum. The Subscriber agrees that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

All owners/trustees must sign.  For UGMA/UTMAs, the Custodian stated in Section 3 should sign.

The IRS does not require the Subscriber's consent to any provision of this document other than the certifications required to avoid backup withholding in Section 6.

Owner or Authorized Person (first, middle, last)	Capacity
Owner or Authorized Person Signature	Date
Owner or Authorized Person (first, middle, last) (if applicable)	Capacity
Owner or Authorized Person Signature (if applicable)	Date

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Partners Group Private Equity, LLC
Appendix B

QUALIFIED INVESTOR DETERMINATION FOR ALL SUBSCRIBERS

All Subscribers must complete both Parts I & II below. Subscribers that are trusts, corporations or other entities must also complete Part III.  Only those who qualify as both an “accredited investor” and “qualified client” are eligible to invest in the Fund. The Subscriber should consult its professional advisors with any questions.

Part I – “Accredited investor” determination (check the box next to the category or categories that describe the Subscriber)

The Subscriber hereby declares, represents and warrants that it is an “accredited investor”, as defined in rule 501(a) of Regulation D under the Securities Act and it declares, represents and warrants that each of the statements below, which are marked in the space designated, is true:

For individuals:
[   ]              it is a natural person with an individual income in excess of $200,000 in each of the two most recent years or joint income with its spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
[   ]             it is a natural person with an individual net worth, or joint net worth with its spouse at the time of its purchase of Units, that exceeds $1,000,000 (see Part IV for definition of net worth).

For trusts:
[   ]             it is a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring Units, with purchases directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; or
[   ]             it is a revocable trust, which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors.

For corporations, partnerships or limited liability companies:
[   ]             it is an organization described in section 501(c)(3) of the Code, a corporation, Massachusetts or similar business trust, or a partnership, or a limited liability company not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000; or
[   ]             it is an entity in which all of the equity owners are investors described in one or more of categories of this Part I.

For employee benefit plans:
[   ]             it is an employee benefit plan within the meaning of Title I of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;
[   ]             it is a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000; or
[   ]             it is an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Units has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser.

Other:
[   ]             it is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;
[   ]             it is a broker or dealer registered pursuant to section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);
[   ]             it is an insurance company as defined in section 2(13) of the Securities Act;
[   ]             it is an “investment company” registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);
[   ]             it is a business development company as defined in section 2(a)(48) of the Investment Company Act;
[   ]             it is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the U.S. Small Business Investment Act of 1958;
[   ]             it is a private business development company as defined in section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”); or
[   ]             it is an entity in which all of the equity owners are investors described in one or more of categories described above in this Part I.

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Partners Group Private Equity, LLC
Appendix B

Part II – “Qualified client” determination (check the box next to the category or categories that describe the Subscriber)

The Subscriber hereby declares, represents and warrants that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act, and it has indicated below the basis for its status as such:

For individuals:
[   ]             it is a natural person with a net worth of at least $2,000,000 as of the date hereof, either alone or with assets held jointly with such person's spouse (see Part IV for definition of net worth);
[   ]             it will invest at least $1,000,000 in the Fund (combined with any other amounts invested with Partners Group (USA) Inc.);
[   ]             it is a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940; or
[   ]             it is an employee of Partners Group (USA) Inc. who, in connection with such person's regular functions or duties participates in the investment activities of the Partners Group (USA) Inc. and has performed such activities for Partners Group (USA) Inc. or another investment adviser for at least 12 months.

For entities:
[   ]             it is a corporation, partnership, association, joint stock company, trust or any other organized group of persons with a net worth of at least $2,000,000 as of the date hereof, or it will invest at least $1,000,000 in the Fund; and declares, represents and warrants that if it is (i) an entity that would be a registered investment company but for the exception provided from that definition in section 3(c)(1) of the Investment Company Act, (ii) a registered investment company under the Investment Company Act or (iii) a business development company within the meaning of section 202(a)(22) of the Advisers Act, each of its equity owners independently is a natural person and each such natural person meets at least one of the tests in this Part II above for natural persons (e.g. has a net worth exceeding $2,000,000); or
[   ]             it is an entity of which each and every equity owner is a natural person and each such natural person meets at least one of the tests in this Part II above for natural persons (e.g. has a net worth exceeding $2,000,000).

Part III – Additional questions for Subscribers that are trusts, corporations or other entities

Subscribers that are trusts, corporations or other entities must respond to the questions below.

● Was the Subscriber formed for the specific purpose of investing in the Fund?	[ ] Yes
[ ] No

● If the Subscriber responded “Yes” to the question above, are all of the beneficial owners of the Subscriber’s securities “accredited investors”?	[ ] Yes
[ ] No

Part IV – Net worth determination for certain natural person investors

For purposes of determining a natural person's net worth:

(i)	the person's primary residence shall not be included as an asset;

(ii)	indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the proposed Acceptance Date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed Acceptance Date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)	indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the proposed Acceptance Date shall be included as a liability.

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Partners Group Private Equity, LLC
Appendix C

U.S. WITHHOLDING TAX EXEMPTIONS

U.S. withholding tax exemption codes generally only apply to certain entities, not individuals; see below for instructions.  If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in Appendix A, Section 6 any code(s) that may apply to you.  Unless otherwise stated, all “section” references in this Appendix C refer to the Code.

Exempt payee code

[ ]	Generally, individuals (including sole proprietors) are not exempt from backup withholding.
[ ]	Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

The following codes identify payees that are exempt from backup withholding.  Enter the appropriate code in the appropriate space in Appendix A, Section 6.

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);
2.	The United States or any of its agencies or instrumentalities;
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities;
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities;
5.	A corporation;
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession;
7.	A futures commission merchant registered with the Commodity Futures Trading Commission;
8.	A real estate investment trust;
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940;
10.	A common trust fund operated by a bank under section 584(a);
11.	A financial institution;
12.	A middleman known in the investment community as a nominee or custodian; or
13.	A trust exempt from tax under section 664 or described in section 4947.

Exemption from FATCA reporting code

The following codes identify payees that are exempt from reporting under FATCA.  These codes apply to persons submitting this Subscription Agreement for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank.

A.	An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37);
B.	The United States or any of its agencies or instrumentalities;
C.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities;
D.	A corporation the stock of which is regularly traded on one or more established securities markets, as described in Treasury Regulations section 1.1472-1(c)(1)(i);
E.	A corporation that is a member of the same expanded affiliated group as a corporation described in Treasury Regulations section 1.1472-1(c)(1)(i);
F.	A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state;
G.	A real estate investment trust;
H.	A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940;
I.	A common trust fund as defined in section 584(a);
J.	A bank as defined in section 581;
K.	A broker;
L.	A trust exempt from tax under section 664 or described in section 4947(a)(1); or
M.	A tax exempt trust under a section 403(b) plan or section 457(g) plan.

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Partners Group Private Equity, LLC
Appendix D

“U.S. PERSON” DEFINITION

Set forth below are the definitions of “United States” and “U.S. person” contained in Regulation S promulgated under the Securities Act. “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“U.S. person” means:

(i)	Any natural person resident in the United States;
(ii)	Any partnership, limited liability company or corporation organized or incorporated under the laws of the United States;
(iii)	Any estate of which any executor or administrator is a U.S. person;
(iv)	Any trust of which any trustee is a U.S. person;
(v)	Any agency or branch of a non-United States entity located in the United States;
(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a U.S. person;
(vii)	Any discretionary account similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
(viii)	Any partnership or corporation if: (A) organized or incorporated under the laws of any jurisdiction other than the United States and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organised or incorporated, and owned, by “accredited investors” (as defined in Rule 501 (a) under the Securities Act) who are not natural persons, estates or trusts.

Notwithstanding the foregoing clauses (i) through (viii):

(a)	any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed to be a “U.S. person”;
(b)	any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed to be a “U.S. person” if: (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by laws other than those of the United States;
(c)	any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed to be a “U.S. person” if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor the trust is revocable) is a U.S. person;
(d)	an employee benefit plan established and administered in accordance with (i) the laws of a country other than the United States and (ii) the customary practices and documentation of such country, shall not be deemed to be a “U.S. person”; and
(e)	any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if: the agency or branch (i) operates for valid business reasons, (ii) is engaged in the business or insurance or banking, and (iii) is subject to substantive insurance or banking regulation, in the jurisdiction where located.

Furthermore, none of the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or their agencies, affiliates and pension plans, or any other similar international organization, or its agencies, affiliates and pension plans, shall be deemed to be a “U.S. person”.

Version May 1, 2016

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